EXHIBIT 99.14

Green Innovations Ltd. Signs Exclusive Canadian Distribution Agreement

MIAMI, Dec. 4, 2012 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that its wholly-owned subsidiary, Green Hygienics, Inc. ("Green Hygienics"), has executed an exclusive distribution agreement (the "Agreement") with Avanti Distribution ("Avanti"), a Quebec, Canada based company. Under terms of the Agreement, Avanti will be the sole distributor of various Green Hygienics 100% tree-free bamboo-based products and traditional non-green products in the Canadian market.

"Expanding our distribution network into new territories is a significant component of our aggressive growth strategy and overall corporate mission," stated Mr. Bruce Harmon, CEO of Green Innovations. "Joining forces with Avanti Distribution should accelerate the roll-out of our complete line of Green Hygienics products across Canada and potentially introduce the entire country to our 100% tree-free bamboo-based products."

The Agreement specifically lists the following products available for initial distribution, although additional products can be added at any time by mutual consent:

•	Biodegradable diapers of 100% bamboo pulp

•	Female Sanitary Pads made from bamboo pulp

•	Panty Liners made from bamboo pulp

•	TCF free bamboo pulp based plates and cups

•	Produce platters and absorbents made from bamboo pulp

•	Nursing pads made from bamboo pulp

•	Under arm absorbing pads made from bamboo pulp

•	Dryer sheet pads made from bamboo viscous fiber

•	Diverse stationary 100% tree-free

Avanti Distribution is a Quebec, Canada based company focused on introducing new products in the traditional marketplace and in the vending industry in Canada and United States through local, regional and national distributors. Avanti has relevant experience and achieved successful results in R&D and new product launches in the United Kingdom(ASDA), Canada (Loblaws, Sobeys, Metro, Safeway, vending companies), USA (Kraft and major vending companies such as Canteen USA, ACV Vending, VendaAmerica, Compass Group, Vending Service), and Mexico (Gamesa-Frito Lay, Bimbo Marinela).

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Forward-Looking Statements

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, and specifically references to rolling out the Company's product lines in Canada and distributing them throughout the entire country The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language in this press release/website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities.